UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 28, 2017 (February 24, 2017)
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OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2017, OUTFRONT Media Inc. (the “Company”) entered into a new employment agreement with Richard Sauer, which provides for his continued employment as the Company’s Executive Vice President, General Counsel and Corporate Secretary from March 1, 2017 through the termination of the employment agreement by the Company or Mr. Sauer, in accordance with the terms of the employment agreement. Mr. Sauer’s employment agreement provides for an annual base salary of $575,000, and an annual target bonus opportunity equal to 65% of his annual salary, which are subject to review and increase at the discretion of the compensation committee (the “Committee”) of the Company’s board of directors. Mr. Sauer is also eligible to receive annual grants of long-term incentive compensation as determined by the Committee based on a target value of $600,000. The terms and conditions of any long-term incentive equity compensation awarded to Mr. Sauer are set forth in the Company’s Amended and Restated Omnibus Stock Incentive Plan and the related equity award terms and conditions. In addition, Mr. Sauer is entitled to participate in arrangements for benefits, business expenses and perquisites generally available to our other senior executives of the Company.

In the event that Mr. Sauer is terminated by the Company without cause or by him for good reason, Mr. Sauer is entitled to receive the following payments and benefits, subject to Mr. Sauer executing a general release: (1) a cash severance amount equal to the sum of 12 months of his annual salary; (2) Company-paid medical and dental benefits for up to 12 months, and Company-paid life insurance until the end of the employment term; and (3) accelerated vesting of restricted share unit (“RSU”) awards and performance-based RSU (“PRSU”) awards granted after January 1, 2017, subject to the satisfaction of the performance-based conditions applicable to the PRSU awards.

Mr. Sauer’s employment agreement also contains restrictive covenants imposing non-competition and non-disparagement obligations, restricting solicitation of employees, protecting confidential information and ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment. Further, Mr. Sauer’s employment agreement provides for indemnification by the Company to the fullest extent permitted by law and the Company’s charter and bylaws against liabilities, losses, judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred by Mr. Sauer in connection with his service for the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: February 28, 2017